SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-6463
SERIES NO.: 11

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 1,798
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $   254
       Class C                                                      $   356
       Class R                                                      $    48
       Investor Class                                               $   651
       Institutional Class                                          $ 4,195

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                    $000.2185
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                    $000.1157
       Class C                                                    $000.1157
       Class R                                                    $000.1844
       Investor Class                                             $000.2185
       Institutional Class                                        $000.2948

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        5,783
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        1,965
       Class C                                                        3,099
       Class R                                                          257
       Investor Class                                                 2,617
       Institutional Class                                           24,007

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 16.77
     2 Net asset value per share of a second class of open-end company shares to nearest cent)
       Class B                                                      $ 16.58
       Class C                                                      $ 16.21
       Class R                                                      $ 16.72
       Investor Class                                               $ 16.98
       Institutional Class                                          $ 16.89